SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

November 5, 2007

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	000-30065	82-0230842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

ITEM 5.  Other Events.

Intrepid Technology & Resources, Inc. Board of Directors has appointed Mr. John W. Brockage to fill an open authorized position on the Board effective November 5, 2007.

Mr. John W. Brockage, a shareholder since 2004, has for the past five years been a Real Estate Property owner, builder, investor and property manager in California and Hawaii.  Prior to that, he accumulated 28 years of similar business experience.  At one time he was a licensed Real Estate Agent buying and selling commercial property.  He has patented his own inventions and has past board experience serving on the boards of the Colby Computer Corporation and Rollerjet Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2007	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ Dr. Dennis D. Keiser
Name: Dr. Dennis D. Keiser
Title: Chief Executive Officer and Director